UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2011 (April 28, 2011)
Date of Report (Date of earliest event reported)

Reach Messaging Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-150424	26-1110179
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

44081 Pipeline Plaza, Suite 310
Ashburn, VA  20148
(Address of principal executive offices) (Zip Code)

(888) 631-8555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company entered into a financing with three (3) investors for the purchase and sale of senior convertible promissory notes (the “Note”) in an aggregate principal amount of $200,000 (the “Financing”).  The closing took place on April 27, 2011.  The Financing purchase price consisted of cash of $200,000.  In connection with the financing each investor received two warrants (“Warrants”) to purchase an aggregate of the number of shares issuable upon full conversion of the principal amount of the Notes (up to an aggregate, including the Warrant shares and the conversion shares, of  200,000,000 shares).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosures regarding the Financing set forth under Item 1.01 above, which disclosures are incorporated herein by reference.

The Transaction Documents required an immediate payment of $100,000 to a provider of investor relations/corporate communications services, Brooke Capital Investments, LLC. The Note accrues interest at the rate of 5% per year on the original principal amount of $200,000 until maturity on October 25, 2011.  Interest is payable at 5% over 6 months The principal and accrued interest may be accelerated upon a default in payment or breach of a covenant under the Notes or on commencement of insolvency proceedings. The principal and accrued interest are convertible at the election of the holder into shares of common stock of the Company at a conversion price initially equal to $.002.  The conversion price shall be adjusted in the event of a stock split or similar recapitalization of the outstanding shares.  One half of the aggregate number of Warrant shares hold an exercise price of $0.002 per share and the remaining Warrant shares have an exercise price of $0.004 per share. The term of the Warrants is 5 years. The right to convert is limited such that the holder(s) of the Note may not convert into shares if such conversion would cause such holder’s beneficial ownership of the Company’s shares to exceed 9.9% of the total outstanding shares of the Company.

Item 3.02	Unregistered Sales of Equity Securities

Financing

Reference is made to the disclosures regarding the Financing set forth under Item 1.01 above and regarding the Notes set forth under Item 2.03 above, which disclosures are incorporated herein by reference.

The Company did not pay a commission in connection with the Financing.  The issuance of the Notes to the investors in the Financing was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, as a transaction by an issuer not involving a public offering.  The investors are accredited investors with no relationship to the Company other than as investors in the Financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Reach Messaging Holdings, Inc.

Dated: April 29, 2011	By:	/s/ Shane Gau
Shane Gau
Chief Executive Officer